UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in is charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant To Section 12(b) Of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on May 20, 2024, the board of directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”) appointed Jeffrey R. Geygan to the position of Interim Chief Executive Officer, effective May 16, 2024 (the “Start Date”).

On May 29, 2024, Mr. Geygan and the Company entered into an offer letter (the “Offer Letter”) in connection with his appointment as Interim Chief Executive Officer, which provides that Mr. Geygan will receive (i) an annual base salary of $390,000, (ii) performance-based annual cash bonuses (the “Annual Bonus”), as described below, (iii) equity awards, as described below, and (iv) customary employee benefits. Pursuant to the Offer Letter, Mr. Geygan will continue as at “at-will” employee of the Company and will have no specified term as Interim Chief Executive Officer.

Subject to the terms and conditions set forth in the Offer Letter, Mr. Geygan will be eligible to receive his initial Annual Bonus for the Company’s fiscal year ended February 28, 2025 at an initial target of 75% of Mr. Geygan’s annual base salary (“Annual Target Bonus”), subject to achievement of Company performance goals established by the Compensation Committee of the Board for the applicable fiscal year and reduced by standard payroll deductions and tax withholdings. Mr. Geygan’s Annual Bonus will be prorated based on the number of days during the fiscal year for which he serves as Interim Chief Executive Officer.

In connection with his appointment, Mr. Geygan will be awarded a special equity incentive grant with a grant date fair value of $390,000 in the form of restricted stock units (“RSUs”). The RSUs will vest monthly over 36 months beginning on the Start Date, subject to Mr. Geygan’s continued service as Interim Chief Executive Officer through the applicable vesting date. The RSUs will be governed by the terms of the Company’s 2007 Equity Incentive Plan (as amended from time to time) and the award agreement evidencing the RSU grant. Mr. Geygan will be eligible for additional long-term equity incentive grants annually, as approved by the Compensation Committee of the Board, in its sole discretion.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated March 29, 2024, by and between Rocky Mountain Chocolate Factory, Inc., and Jeffrey R. Geygan.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: June 4, 2024
	By:	/s/ Starlette B. Johnson
Name: Starlette B. Johnson
Title: Board Chair